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48

                                  EXHIBIT 10.16
                                                                October 11, 2000
                                EATON VANCE CORP.

                               AMENDMENT NO. 1 TO
                  EXECUTIVE PERFORMANCE-BASED COMPENSATION PLAN


     The Eaton Vance Corp. Executive Performance-Based Compensation Plan, dated May 18, 1998 and approved by the voting stockholders of Eaton Vance Corp. on May 21, 1998, ("Plan") is hereby amended as follows:

     1. In Section 5(b)(ii), Business Criteria, delete "and" before item "(14)" and add the following after item (14):

            "and (15) the volume of sales of Eaton Vance funds."

     2. In Section 5(h), Maximum Amounts Payable to a Participant, change "$3,000,000" to "$10,000,000".

All other terms of the Plan remain unchanged and in full force and effect. This Amendment No. 1 shall be effective upon approval by the voting stockholders of Eaton Vance Corp.